EXHIBIT 10.2

374Water Inc.

Non-Qualified Stock Option Agreement

For Employees and Officers

This Non-Qualified Stock Option Agreement (this “Agreement”) is made and entered into as of October 7, 2025, by and between 374WATER INC., a Delaware corporation (the “Company”) and Stephen J. Jones (the “Participant”).

Grant Date: October 7, 2025

Exercise Price per Share: 100% of the Fair Market Value per share of the Company common stock price on the Grant Date

Number of Option Shares: 4,500,000

Vesting Commencement Date: see Section 2.1 below for vesting schedule

Expiration Date: The date which is ten (10) years from the Grant Date

1. Grant of Option.

1.1 Grant; Type of Option. The Company hereby grants to the Participant a Non-Qualified Stock Option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s 374Water Inc. 2021 Equity Incentive Plan, as amended and restated (the “Plan”). The Option is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code.

1.2 Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan.

2. Exercise Period; Vesting.

2.1 Vesting Schedule. The Option will become vested and exercisable as follows: 25% of the shares covered by the Option on the Grant Date; 25% of the shares covered by the Option 90 days after the Grant Date; 25% of the shares covered by the Option 180 days after the Grant Date: and 25% of the shares covered by the Option 270 days atter the Grant Date, in either case, subject to the Participant’s Continuous Service to the Company through the applicable vesting date.

2.2 Additional Vesting. Notwithstanding anything to the contrary in this Agreement, (i) in the event of a Change of Control, (ii) upon the hiring of a full-time Chief Executive Officer for 374Water, or (iii) or termination of Participant’s Continuous Service for a reason other than for Cause (provided, however, this Section 2.2(iii) shall not apply in the event of a termination of employment made at the sole election of Participant), the Option will fully vest immediately.

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2.3 Expiration. The Option will expire on the Expiration Date set forth above or earlier as provided in this Agreement.

3. Termination of Option.

3.1 Termination for Cause. If the Participant’s Continuous Service to the Company is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.2 Termination due to Disability. If the Participant’s Continuous Service to the Company terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option within such period of time ending on the Expiration Date.  Any unvested portion of the Option shall immediately terminate and cease to be exercisable on such termination date.

3.3 Termination due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death within the time period ending on the Expiration Date. Any unvested portion of the Option shall immediately terminate and cease to be exercisable on such termination date.

3.4 Termination due to any reason other than Cause, Disability or Death.  If the Participant’s Continuous Service terminates for any reason other than by the Company for Cause or due to the Participant’s death or Disability, the vested portion of the Option may be exercised by the Participant until the Expiration Date. Any portion of the Option not exercised within such period will terminate and cease to be exercisable on such date.  Any unvested portion of the Option shall immediately terminate and cease to be exercisable on such termination date.

4. Manner of Exercise.

4.1 Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or Disability, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as is approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth, inter alia:

(a) the Participant’s election to exercise the Option:

(b) the number of shares of Common Stock being purchased;

(c) any restrictions imposed on the shares; and

(d) any representations, warranties and agreements regarding the Participant’s Investment intent and access to information as may be required by the Company to comply with applicable securities laws.

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

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4.2 Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise. To the extent permitted by applicable statutes and regulations, either:

(a) in cash or by certified or bank check at the time the Option is exercised;

(b) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a “Stock for Stock Exchange”);

(c) by reduction in the number of shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(d) by any combination of the foregoing methods; or

(e) in any other form of legal consideration that may be acceptable to the Committee.

4.3 Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any such applicable federal, state and local withholding obligations. In the absence of any such arrangements made by the Participant, the Company shall, automatically and without any other action taken by the Company, to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c) delivering to the Company previously owned and unencumbered shares of Common Stock.

4.4 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative which shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

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5. No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause (subject to the provisions set forth herein). The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

6. Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution and is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7. Change in Control.

7.1 Acceleration of Vesting. In the event a Change in Control (except as it relates to subsection (b) of the defined term in the Plan) occurs, Section 13.1 of the Plan shall apply to the Option described in this Agreement.

7.2 Cash-out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

8. Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 12 of the Plan.

9. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

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10. Reserved.

11. Reserved.

12. Reserved.

13. Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

14. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

15. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

16. Reserved.

17. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

18. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

19. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

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20. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion (but any such amendment, cancellation or termination will not alter the rights set forth herein). The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future, except as set forth herein. Future Awards, if any, will be at the sole discretion of the Company, except as set forth herein. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

21. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

22. No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

23. Counterparts. This Agreement may be executed In counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

24. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties agree as of the date first above written.

374Water Inc.

By:	/s/ Deanna Rene Estes

Title:	Chairperson

Participant

By:	/s/ Stephen J. Jones

Title:	Interim Chief Executive Officer and President

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